Exhibit 10.15




                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of November __, 2005, by and among REINHOLD INDUSTRIES, INC. (the "Borrower"), the LENDERS (as defined below) and LASALLE BANK, NATIONAL ASSOCIATION, as Agent (the "Administrative Agent").

                                    RECITALS

         A. The Borrower, NP Aerospace Limited ("NP Aerospace"), the financial institutions signatory thereto (the "Lenders") and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of December 8, 2004 (as amended, modified, restated or extended from time to time, the "Credit Agreement"), pursuant to the terms of which the Lenders made (i) a revolving credit facility available to the Borrower and NP Aerospace in the aggregate principal amount of $12,000,000 and (ii) a term loan facility available to the Borrower and NP Aerospace in the aggregate principal amount of $24,500,000.

         B. In connection with the Borrower's sale of all of its equity interests in NP Aerospace pursuant to the NP Aerospace Sale Agreement (as defined herein), the Borrower has requested, and the Administrative Agent and the Lenders have agreed, to enter into this Amendment to amend certain provisions of the Credit Agreement.

         C. Capitalized terms used but not defined herein are defined in the Credit Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1. Definitions. Capitalized terms used but not defined herein are defined in the Credit Agreement.

2. Amendments.

            (a) The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety, or added to Section
1.01 of the Credit Agreement, as the case may be, as follows:

                  Agent Fee Letter means the second amended and restated Fee Letter dated as of November __, 2005 between Reinhold and the Administrative Agent.

                  Applicable Margin means, for any day, the rate per annum set forth below for the applicable Loans and the L/C Fee and non-use fee:


       LIBOR              Base Rate
     Margin for          Margin for      LIBOR Margin         Base Rate Margin       Non-Use            L/C Fee
  Revolving Loans      Revolving Loans   for Term Loans        for Term Loans        Rate Fee             Rate
--------------------- ------------------ ------------------- ------------------ ------------------- ---------------
       2.50%                 0%                2.50%                0%                0.50%               2.50%
--------------------- ------------------ ------------------- ------------------ ------------------- ---------------

                  Borrowing Base means an amount equal to the total of (a) 80% of the unpaid amount (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) of all Eligible Accounts plus (b) the lesser of (i) 50% of the value of all Eligible Inventory valued at the lower of cost or market (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) and (ii) $2,500,000.

                  Collateral Documents means, collectively, the Guaranty and Collateral Agreement, each Mortgage, each Collateral Access Agreement, each Perfection Certificate, each control agreement and any other agreement or instrument pursuant to which any Loan Party, any Subsidiary or any other Person grants or purports to grant collateral to the Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.

                  Delayed Draw Date has the meaning set forth in Section 12.3.

                  Dividend Program means the special cash distribution program whereby Reinhold may make a certain one-time cash distribution to its common shareholders in the Fiscal Quarter ending March 31, 2006 in an amount of up to $6.00 per share of common stock, with such distributions to be funded by available cash of Reinhold and proceeds of the Term Loan.

                  NP Aerospace Sale Agreement has the meaning set forth in the First Amendment to the Amended and Restated Credit Agreement dated as of November __, 2005 among the Borrower, the Administrative Agent and the Lenders signatory thereto.

                  Revolving Commitment means $4,500,000, as reduced from time to time pursuant to Section 6.1.

                  Term Loan Commitment means $5,500,000.

            (b) The following definitions in Section 1.01 of the Credit Agreement are hereby deleted in there entirety: Borrower Representative, Domestic Borrower, Domestic Subsidiary, Eligible Foreign Account, Eligible Foreign Inventory, Excess Cash Flow, Foreign Collateral Documents, Foreign Pension Plan, Foreign Subsidiary, NP Aerospace and Security Trustee.

            (c) The definition of "Eligible Inventory" in Section 1.01 of the Credit Agreement is hereby amended by deleting the proviso contained in subsection (c) thereof.

            (d) The definition of "GAAP" in Section 1.01 of the Credit Agreement is hereby amended by deleting the proviso contained therein.

            (e) The definition of "Interest Period" in Section 1.01 of the Credit Agreement is hereby amended by deleting the text "one, two or three months" contained therein and replacing it with the text "two weeks (with respect to Revolving Loans only) or one, two or three months".

            (f) Section 2.1.2 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

                  2.1.2 Term Loan Commitment. Each Lender with a Term Loan Commitment agrees to make a loan to the Borrower (each such loan, a "Term Loan") on the Delayed Draw Date in such Lender's Pro Rata Share of the Term Loan Commitment. The Commitments of the Lenders to make Term Loans shall expire on the earlier of (i) March 31, 2006 and (ii) the Delayed Draw Date and any amount of Term Loan Commitment which is not utilized by the Borrower on any such date shall be automatically terminated.

            (g) The Credit Agreement is hereby amended by deleting Section 2.2.4 in its entirety.

            (h) Section 2.3.1 of the Credit Agreement is hereby amended by deleting the phrase: "(on behalf of the applicable Borrower)" in each place where it appears.

            (i) The Credit Agreement is hereby amended by deleting Section 2.6 in its entirety.

            (j) Section 5.1 of the Credit Agreement is hereby amended by numbering the first paragraph of such section as subparagraph (a) and adding the following new subparagraph (b) thereto:

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a non-use fee, for the period from November __, 2005 to the Delayed Draw Date, at the Non-Use Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the unused amount of the Term Loan Commitment. For purposes of calculating usage under this Section, the Term Loan Commitment shall be deemed used to the extent of advances of the Term Loan. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Delayed Draw Date for any period then ending for which such non-use fee shall not have previously been paid.

            (k) Section 6.2.2(a)(i) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

                  (i) Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds, but only if such Net Cash Proceeds exceed $300,000 in any Fiscal Year (and then only to the extent of such excess).

            (l) The Credit Agreement is hereby amended by deleting Section 6.2.2(a)(iv) in its entirety.

            (m) Section 6.4.2 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

                  6.4.2 Term Loans. The Term Loan shall be paid as follows: (i) on the last day of each calendar month in which the Term Loan is outstanding, a monthly principal installment equal to $122,500 (with the first such payment commencing on the last day of the calendar month succeeding the Delayed Draw
Date) and (ii) a final principal installment equal to the remaining outstanding principal balance of the Term Loan on the Term Loan Maturity Date. Each Lender shall be paid its Pro Rata Share of each such installment.

                  Unless sooner paid in full, the outstanding principal balance of the Term Loan shall be paid in full on the Term Loan Maturity Date.

            (n) The first paragraph of Sections 9, 10 and 11 of the Credit Agreement and the first sentence and second from the last sentence of Section
15.5 of the Credit Agreement are hereby amended by deleting the text "jointly and severally" contained therein.

            (o) The Credit Agreement is hereby amended by deleting Section 9.9(c) in its entirety.

            (p) Sections 10.1.5(c), 10.7 and 13.1.7 of the Credit Agreement are hereby amended by deleting each reference to "Foreign Pension Plan" contained therein.

            (q) Section 10.10 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

                  10.10 Further Assurances. Take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets of the Borrower and each Subsidiary (as well as all Capital Securities of each domestic Subsidiary and 65% of all Capital Securities of each direct foreign Subsidiary (or, if less, the percentage owned by the relevant Loan Party)) and guaranteed by each domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Restatement Date), in each case as the Administrative Agent may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession. Cause all collections from Accounts to be directed to a bank account maintained with the Administrative Agent or to such other bank account as the Administrative Agent may otherwise consent.

            (r) Section 10.11 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

                  10.11 Deposit Accounts. Unless the Administrative Agent otherwise consents in writing, in order to facilitate the Administrative Agent's and the Lenders' maintenance and monitoring of their security interests in the collateral, maintain all of its principal deposit and operating accounts with the Administrative Agent.

            (s) Section 11.1(c) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

                  (c) Debt of Borrower to any of its Wholly-Owned Subsidiaries or Debt of any Wholly-Owned Subsidiaries of Borrower to Borrower; provided that in each case such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of Borrower hereunder in a manner reasonably satisfactory to the Administrative Agent;

            (t) Section 11.4 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

                  11.4 Restricted Payments. Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities,
(b) purchase or redeem any of its Capital Securities, (c) except as provided in
Section 11.7 hereof, pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, so long as such Loan Party is otherwise in compliance with the provisions of this Agreement and the financial covenants contained herein, and immediately after giving effect to the transactions described below is in pro forma compliance with such financial covenants, (i) any Subsidiary of Borrower may pay dividends or make other distributions to Borrower or to a Wholly-Owned Subsidiary; and (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, Reinhold may (A) pursuant to the Dividend Program, make dividends or other distributions to its shareholders in an aggregate amount not to exceed $20,000,000 in the Fiscal Quarter ending March 31, 2006, (B) make dividends or other distributions to its shareholders in an amount not to exceed the lesser of (I) $1,700,000 and (II) $0.50 per share of its common stock on December 16, 2005, (C) make dividends of its own stock, including cash payments for fractional shares and (D) redeem its Capital Securities and (iii) Reinhold may make dividends to directors of Reinhold so long as such amounts have been properly accrued pursuant to Reinhold's Directors Deferred Stock Plan, in an aggregate amount not to exceed $2,000,000 during the term of this Agreement.

            (u) Section 11.7 of the Credit Agreement is hereby amended by deleting the reference "Section 11.4(e)(ii)(d)" therein and replacing it with the reference "Sections 11.4(ii) and (iii)".

            (v) Section 11.14.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

                  11.14.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.25 to 1.00.

            (w) Section 11.14.2 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

                  11.14.2 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed 2.50 to
1.00 for any such Computation Period.

            (x) A new Section 12.3 of the Credit Agreement is hereby added as follows:

                  12.3 Delayed Draw Credit Extension. The obligation of the Lenders to make the Term Loan is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that the Administrative Agent shall have received all of the following, each duly executed and dated the Delayed Draw Date (or such earlier date as shall be satisfactory to the Administrative Agent), as applicable, in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the "Delayed Draw Date"):

                  12.3.1 Notice of Borrowing; Letter of Direction. An irrevocable notice of borrowing with respect to the Term Loan on the Delayed Draw Date and an irrevocable letter of direction with respect to the proceeds of the Term Loan on the Delayed Draw Date.

                  12.3.2       Notes.  A Note for each Lender requesting one.
                               -----

                  12.3.3 Authorization Documents. The Borrower's (i) charter (or similar formation document), certified by the appropriate governmental authority; (ii) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Administrative Agent; (iii) bylaws (or similar governing document);
         (iv) resolutions of its board of directors (or similar governing body) approving and authorizing (A) the drawing of the Term Loan and the transactions contemplated in connection therewith and (B) the Dividend Program and (C) such other matters with respect to the Term Loan and Dividend Program as may be requested by the Administrative Agent; and
         (v) signature and incumbency certificates of its officers executing any of the applicable Loan Documents (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

                  12.3.3 Opinions of Counsel. Such opinions of counsel as may be reasonably requested by the Administrative Agent.

                  12.3.4       Solvency  Opinion.   True,  correct  and complete
         copy of any solvency opinion obtained by Reinhold in connection with the Dividend Program.

                  12.3.5 Solvency Certificate. A Solvency Certificate executed by a Senior Officer of Reinhold in form and substance satisfactory to the Administrative Agent (which, among other things, shall state that the Borrower and its Subsidiaries shall be solvent after giving effect to the dividends contemplated by the Dividend Program).

                  12.3.6 Closing Certificate. A certificate executed by a Senior Officer of the Borrower certifying (a) the matters set forth in Section
         12.2.1 of the Credit Agreement as of the Delayed Draw Date, (b) as to its compliance with Section 11.4 of the Credit Agreement and (c) that all necessary governmental, regulatory, creditor, shareholder and other material consents, approvals and exemptions required to be obtained by the Borrower in connection with the Dividend Program have been duly obtained and are in full force and effect.

                  12.3.7 Consents, etc. Certified copies of all documents evidencing any consents and governmental approvals (if any) required for the execution, delivery and performance by the Borrower of the Dividend Program.

                  12.3.8 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

            (y) Sections 14.14, 14.15 and 14.16 of the Credit Agreement are hereby amended by deleting such sections in their entirety.

            (z) The Credit Agreement is hereby amended by deleting Section 16 in its entirety.

            (aa) The Credit Agreement and each of the other Loan Documents are hereby amended by (i) deleting each reference to "each Borrower", "a Borrower", "any Borrower", "such Borrower", "Borrowers", "the Borrowers", "Domestic Borrower" and "Borrower Representative" contained therein and replacing each such reference with a reference to "the Borrower", in each case with such corresponding grammatical changes as shall be necessary or appropriate in connection therewith and (ii) deleting each reference to "no Borrower" contained in Section 9.9 and replacing it with a reference to "neither the Borrower".

            (bb) The Credit Agreement and each of the other Loan Documents is hereby amended by deleting each reference to "the Borrowers and their Subsidiaries" contained therein and replacing it with a reference to "the Borrower and its Subsidiaries" and by deleting each reference to "the Borrowers'" and replacing it with a reference to "the Borrower's".

            (cc) The Credit Agreement is hereby amended by deleting each reference to "Eligible Domestic Account" contained therein and replacing it with a reference to "Eligible Account".

            (dd) The Credit Agreement is hereby amended by deleting each reference to "Eligible Domestic Inventory" contained therein and replacing it with a reference to "Eligible Inventory".

            (ee) The Credit Agreement and each of the other Loan Documents is hereby amended by deleting each reference to "Security Trustee".

            (ff) The existing Annex A to the Credit Agreement setting forth the Lenders and Pro Rata Shares is hereby amended by deleting such Annex in its entirety and replacing it with the revised Annex A provided at Annex I hereto.

            (gg) The existing Annex B to the Credit Agreement setting forth the Addresses for Notices is hereby amended by deleting such Annex in its entirety and replacing it with the revised Annex B provided at Annex I hereto.

            (hh) The existing Exhibit A to the Credit Agreement setting forth the form of Note is hereby amended by deleting such exhibit in its entirety and replacing it with the revised Exhibit A provided at Annex II hereto.

            (ii) The existing Exhibit B to the Credit Agreement setting forth the form of Compliance Certificate is hereby amended by deleting such exhibit in its entirety and replacing it with the revised Exhibit B provided at Annex II hereto.

            (jj) The existing Exhibit C to the Credit Agreement setting forth the form of Borrowing Base Certificate is hereby amended by deleting such exhibit in its entirety and replacing it with the revised Exhibit C provided at Annex II hereto.

            (kk) The existing Exhibit D to the Credit Agreement setting forth the form of Assignment Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with the revised Exhibit D provided at Annex II hereto.

            (ll) The existing Exhibit E to the Credit Agreement setting forth the form of Notice of Borrowing is hereby amended by deleting such exhibit in its entirety and replacing it with the revised Exhibit E provided at Annex II hereto.

            (mm) The existing Exhibit F to the Credit Agreement setting forth the form of Notice of Conversion/Continuation is hereby amended by deleting such exhibit in its entirety and replacing it with the revised Exhibit F provided at Annex II hereto.

            (nn) Schedules 9.6 through 11.11 of the Credit Agreement are hereby amended and restated in their entirety as set forth on Annex III hereto.

         2. Waiver and Agreement. The Administrative Agent and Lenders hereby agree as follows: (i) effective September 15, 2005, Administrative Agent and Lenders waive the required prepayment from Excess Cash Flow payable on such date pursuant to Section 6.2.2(a)(iv) of the Credit Agreement and (ii) Administrative Agent and Lenders agree that the monthly principal payment in the amount of $367,000 due and payable on October 31, 2005 pursuant to Section 6.4.2 of the Credit Agreement shall be deferred and shall now be due and payable on the earlier of (a) the consummation of the transactions contemplated by the NP Aerospace Sale Agreement and (b) November 30, 2005.

         3. Interpretation. Reference in this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated or extended from time to time. The Borrower acknowledges and agrees that all Liabilities (as defined in the Security Agreement) are, and shall at all times be, entitled to the benefits of the Collateral Documents.

         4. Representations and Warranties. To induce the Administrative Agent and the Lenders to execute this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

                  (a) The Borrower is in good standing under the laws of the State of Delaware and in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

                  (b) The Borrower is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

                  (c) The execution, delivery and performance by the Borrower of this Amendment do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the certificate of incorporation or bylaws of the Borrower or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrower or any of its properties or
         (iii) require, or result in, the creation or imposition of any Lien on any asset of the Borrower, other than in the favor of Lenders.

                  (d) This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors' rights generally and to general principals of equity.

                  (e) The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

                  (f) No Event of Default or Unmatured Event of Default has occurred and is continuing.

         5. Affirmation. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are and shall continue in full force and effect and the Borrower hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

         6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of an original counterpart.

         7. Headings. The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

         8. Conditions to Amendment. This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Administrative Agent and the Lenders:

                  (a) Delivery of Loan Documents. The Borrower shall have delivered the following documents in form and substance satisfactory to the Administrative Agent (and, as applicable, duly executed and dated as of the date hereof):

                           (i) Amendment. This Amendment.

                           (ii) Note. A promissory note substantially in the
                  form of Exhibit A to the Credit Agreement payable to LaSalle Bank National Association, as Lender.

                           (iii) Amendment to Guaranty and Collateral Agreement.
                  An amendment to the Guaranty and Collateral Agreement, together with all supplemental schedules and other documents required to be delivered in connection therewith.

                           (iv) Authorization Documents. The Borrower's (A)
                  certificate of incorporation, certified by the appropriate governmental authority, (B) good standing certificates in its state of incorporation and in each other state requested by Agent, (C) bylaws, (D) resolutions of its board of directors approving and authorizing the Borrower's execution, delivery and performance of the Amendment and the transactions contemplated thereby and (E) signature and incumbency certificates of its officers executing the Amendment and the other documents being delivered in connection therewith, all certified by its secretary or an assistant secretary as being in full force and effect without modification.

                           (v) Opinion of Counsel. An opinion of counsel to the
                  Borrower as to such matters as may be reasonably requested by the Administrative Agent.

                           (vi) Insurance. Evidence satisfactory to the
                  Administrative Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b) of the Credit Agreement.

                           (vii) Borrowing Base Certificate. A Borrowing Base
                  Certificate of the Borrower in the form attached as Exhibit C to the Credit Agreement.

                           (viii) Fee Letter. An Amended and Restated Fee Letter
                  dated as of the date hereof between the Borrower and the Administrative Agent (the "Fee Letter").

                           (ix) NP Aerospace Sale Agreement. An executed copy of
                  the NP Aerospace Sale Agreement (as defined below), together with any amendments or supplements thereto, certified by the secretary or assistant secretary of the Borrower as being true accurate and complete.

                           (x) UCC. UCC financing statement naming the Borrower
                  as debtor and the Administrative Agent as secured party filed in the Borrower's jurisdiction of incorporation and covering all Collateral.

                  (b) Related Transactions. The Borrower shall have completed the Related Transactions. As used herein, "Related Transactions" shall mean (i) the consummation of the transactions contemplated by that certain Sale and Purchase Agreement dated as of September 26, 2005 between Reinhold Industries, Inc., as seller and TCG Guardian 2 Limited, as buyer (the "NP Aerospace Sale Agreement") and (ii) the receipt by the Administrative Agent or its designee of not less than $25,757,000 (plus accrued interest thereon) in immediately available funds as a prepayment of the Loans (such prepayment to be allocated among the Loans as determined by the Administrative Agent).

                  (c) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the date hereof, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Administrative Agent).

                  (d) Revolving Outstandings. Immediately prior to giving effect to this Amendment, the Revolving Outstandings under the Credit Agreement shall not exceed $3,000,000.

                  (e) Amendment Fee. Receipt by the Administrative Agent of the amendment fee payable pursuant to the Fee Letter.

                  (f) Assignment Agreement. Receipt and acceptance by the Administrative Agent of an Assignment Agreement dated on or prior to the date hereof between National City Bank of Indiana and LaSalle Bank National Association pursuant to which National City Bank of Indiana shall have sold and transferred to LaSalle Bank National Association all of its Loans and Commitments under the Credit Agreement.

                  (g) Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

         The date upon which such events have occurred is the "Effective Date."

         9. Further Assurances. The Borrower agrees to execute and deliver in form and substance satisfactory to the Administrative Agent and the Lenders such further documents, instruments, amendments, financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Loan Documents, as amended hereby.

         10. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.


                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.



                                    BORROWER:

                                    REINHOLD INDUSTRIES, INC.

                                    By:
                                    -----------------------------------------
                                    Michael T. Furry, President



                                      BANK:

                                     LASALLE BANK, NATIONAL ASSOCIATION, as
                                     Administrative Agent and Lender

                                     By:
                                     -----------------------------------------

                                     Its:
                                     ----------------------------------------

                                   Annex I - 2

                                     ANNEX I

                                     ANNEX A

                           LENDERS AND PRO RATA SHARES




                               Revolving                                   Term Loan
         Lender             Commitment Amount       Pro Rata Share         Commitment              Pro Rata Share
------------------------- ---------------------- ---------------------- ----------------------- ----------------------
LaSalle Bank National          $4,500,000                100%                 $5,500,000                100%
Association

------------------------- ---------------------- ---------------------- ----------------------- ----------------------
         TOTALS                $4,500,000                100%                 $5,500,000                100%
------------------------- ---------------------- ---------------------- ----------------------- ----------------------

                                     ANNEX B

                              ADDRESSES FOR NOTICES

REINHOLD INDUSTRIES, INC.
------------------------

12827 E. Imperial Hwy.
Santa Fe Springs, CA 90670
Attention:  Michael Furry
Telephone:  (562) 944-3281
Facsimile:  (562) 903-3019

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender ---------------------------------- and Lender

Notices of Borrowing , Conversion, Continuation

135 South LaSalle Street
Chicago, Illinois 60603
Attention: Janet Bukowiecki
Telephone: (312) 904-8456
Facsimile:  (312) 904-8808

Request for Letters of Credit and other Letter of Credit Matters

Global Trade Advisory - Operations
ABN AMRO Plaza
540 West Madison, 26th Floor
Chicago, Illinois 60661
Attention: Standby LC Operations Dept.
Facsimile: (312) 780-0828
Email: standbylc.chi@abnamro.com

All Other Notices

135 South LaSalle Street
Chicago, Illinois 60603
Attention: H. Russell Bauer
Telephone: (312) 904-2092
Facsimile:  (312) 904-8808

                                  Annex II - 13


                                    ANNEX II

                                    EXHIBIT A

                                     FORM OF
                                      NOTE

                                                            -------,-------
$__________________                                       Chicago, Illinois

         The undersigned, for value received, promises to pay to the order of ______________ (the "Lender") at the principal office of LaSalle Bank National Association (the "Administrative Agent") in Chicago, Illinois the aggregate unpaid amount of all Revolving Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

         The undersigned further promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such Revolving Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement, dated as of December 8, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

         This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

         This Note issued on the date hereof (the "New Note") amends and restates the Note previously issued by the Borrower and NP Aerospace Limited under the Amended and Restated Credit Agreement payable to LaSalle Bank National Association (the "Original Note") and does not constitute a novation, payment and reborrowing, or termination of the Obligations under the Original Note. The Obligations under the Original Note are in all respects continuing (as amended and restated hereby) and the Liens and security interests and all other rights granted under the Loan Documents with respect to the Original Note are in all respects continuing and in full force and effect and the Collateral Documents secure the payment of the Obligations under the New Note.



                    [signature appears on the following page]

                          REINHOLD INDUSTRIES, INC.


                          By:__________________________________________________
                          Title:_______________________________________________

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

To:_______________LaSalle Bank National Association, as Administrative Agent

         Please refer to the Amended and Restated Credit Agreement dated as of December 8, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Reinhold Industries, Inc., as borrower (the "Borrower"), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. Reports. Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Borrower as at _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II. Financial Tests. The Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.       Section 11.14.2 - Minimum Fixed Charge Coverage Ratio

         1.       EBITDA                                      $________

         2.       Income taxes paid                           $________

         3.       Capital Expenditures                        $________

         4.       Sum of (2) and (3)                          $________

         5.       Remainder of (1) minus (4)                  $________

         6.       Cash Interest Expense                       $________

         7.       Required payments of Funded Debt            $________

         8.       Sum of (6) and (7)                          $________

         9.       Ratio of (5) to (8)                          ___ to 1.0

         10.      Minimum Required                            1.25 to 1.0

B.       Section 11.14.5 - Maximum Total Debt to EBITDA Ratio

         1.       Total Debt                                  $________

         2.       EBITDA                                      $________
                  (from Item A(3) above)

         3.       Ratio of (1) to (2)                           ____ to 1

         4.       Maximum allowed                             2.50 to 1.0

         The Borrower further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

         The Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on ---------, ----.

                            REINHOLD INDUSTRIES, INC.

                            By:
                            --------------------------------------------------
                            Title:
                            -----------------------------------------------

                                    EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE

To:      LaSalle Bank National Association, as Administrative Agent

         Please refer to the Amended and Restated Credit Agreement dated as of December 8, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Reinhold Industries, Inc. (the "Borrower"), various financial institutions and LaSalle Bank National Association, as Administrative Agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower hereby certifies and warrants to the Administrative Agent and the Lenders that at the close of business on ______________, ____ (the "Calculation Date"), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

         The Borrower has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

                             REINHOLD INDUSTRIES, INC.


                             By:
                             --------------------------------------------------
                             Title:
                             -----------------------------------------------

                     SCHEDULE TO BORROWING BASE CERTIFICATE

                         Dated as of [_________________]

A. ELIGIBLE ACCOUNTS RECEIVABLE

1.       Accounts Receivable                                    $______________

2. Less Ineligibles

         -        Administrative Agent's Lien
                     Not Perfected                              $______________
         -        Subject to other Lien                         $______________
         -        Subject to Offset, etc.                       $______________
         -        Bankrupt or Insolvent Account Debtor          $______________

         -        Account Debtor not in U.S. (or
                  Ireland, as applicable)                       $______________
         -        Sale on Approval, Sale or Return,
                  Bill and Hold or Consignment                  $______________
         -        Account Debtor is the U.S. (unless
                  comply with Assignment of Claims Act)         $______________
         -        Amount in excess of credit limit              $______________
         -        Over 90 days past invoice date                $______________
         -        Affiliate Receivables                         $______________
         -        25% or more of Receivables from
                  related Account Debtor are ineligible         $______________
         -        Exceeds 35%/Other concentration limit         $______________
         -        Other                                         $______________
         -        Total                                         $______________

3.       Eligible Accounts Receivable
         [Item 1 minus Item 2]                                  $______________
                 -----

4.       Item 3 times 80%                                       $______________



B. ELIGIBLE INVENTORY

1.       Inventory                                              $______________

2. Less Ineligibles

         -        Administrative Agent's Lien
                      Not Perfected                             $______________
         -        Subject to other Lien                         $______________
         -        Not Salable                                   $______________
         -        Located off-site and no
                  Collateral Access Agreement                   $______________
         -        Produced in violation of FLSA                 $______________
         -        Restriction on ability of Administrative
                     Agent to sell                              $______________
         -        Not located in U.S.                           $______________
         -        "In transit" or held on consignment           $______________
         -        Work-in-progress or Tooling Inventory         $______________
         -        Packaging materials                           $______________
         -        Subject to progress payments                  $______________
         -        Other                                         $______________
         -        Total                                         $______________

3.       Eligible Inventory
         [Item 1 minus Item 2]
         less obsolescence reserve of $_________                $______________
         ----

4.       Item 3 times 50%                                       $______________

5. Maximum Inventory Amount $2,500,000

6.       Available Inventory Amount (lesser of 4 and 5)         $______________



C. BORROWING BASE CALCULATION

1. Borrowing Base
         [Item A.4 plus Item B.6]                               $______________
                   ----

2.       Lesser of Item 1 and
         the Revolving Commitment Amount                        $______________

3.       Revolving Outstandings                                 $______________

4.       Net Availability
         [Excess of Item 2 over Item 3]                         $______________

5.       Required Prepayment
         [Excess of Item 3 over Item 2]                         $______________

                                    EXHIBIT D

                          FORM OF ASSIGNMENT AGREEMENT


                  THIS ASSIGNMENT AND ACCEPTANCE (as from time to time amended, modified, restated, supplemented and in effect, this "Assignment and Acceptance") is entered into as of [__________] by and between [__________] ("Assignor") and [__________] ("Assignee"). Reference is made to the Amended and Restated Agreement dated as of December 8, 2004 (as amended, restated, modified or supplemented from time to time, the "Agreement"), among Reinhold Industries, Inc. (the "Borrower"), the financial institutions party to the Credit Agreement ("Lenders") and LaSalle Bank National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

                  Assignor and Assignee agree as follows:

                  1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on Schedule 1 hereto, in and to Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein.

                  2. Assignor (i) represents that as of the date hereof, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim or security interest, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any other Person or the performance or observance by any Loan Party of its obligations under the Agreement or the Loan Documents or any other instrument or document furnished pursuant thereto.

                  3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon Administrative Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Agreement are required to be performed by it as a Lender; (vii) represents that on the date of this Assignment and Acceptance it is not presently aware of any facts that would cause it to make a claim under the Agreement[; and (viii) if organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, which have been duly executed, certifying as to Assignee's exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.]

                  4. The effective date for this Assignment and Acceptance shall be as set forth on the Schedule 1 hereto (the "Effective Date"). Following the execution of this Agreement and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent pursuant to the Agreement.

                  5. Upon such acceptance and recording, from and after the Effective Date, (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

                  6. Upon such acceptance and recording, from and after the Effective Date, Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Administrative Agent or with respect to the making of this assignment directly between themselves.

                  7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.


                                            ASSIGNOR:


                                            By: ____________________
                                            Title: ___________________

                                             ASSIGNEE:


                                             By: ____________________
                                             Title: ___________________
Accepted:


LASALLE BANK NATIONAL ASSOCIATION
as Administrative Agent


By:_______________________
Title:_____________________


**[Add the following if required by Credit Agreement]**

REINHOLD INDUSTRIES, INC.


By:_______________________
Title:______________________]

                                   Schedule 1


Assignor:  [__________]

Assignee:  [__________]

Effective Date:  [__________]


Credit Agreement:   Amended and  Restated  Credit Agreement dated as of December
                    8, 2004 among  Reinhold Industries,   Inc.,  certain Lenders
                    and  LaSalle  Bank  National   Association,   as
                    administrative agent, as amended.


Interests Assigned:


Facility/ Commitment     Revolving Credit       Term Loan Commitment
                         Commitment
-----------------------------------------------------------------------
Commitment of Assignor   $                      $
------------------------------------------------------------------------
Amounts Assigned         $                      $
------------------------------------------------------------------------
Commitment of Assignee   $                      $
(after assignment)
------------------------------------------------------------------------

Assignee Information

Address for Notices:                                 Address for Payments:

___________________________                          Bank:        _____________
___________________________                          ABA #:       _____________
Attention:        _______________                    Account #:   ____________
Telephone:        _______________                    Reference:     ___________
Telecopy:          _______________

                                    EXHIBIT E

                           FORM OF NOTICE OF BORROWING


         To:        LaSalle Bank National Association, as Administrative Agent

         Please refer to the Amended and Restated Credit Agreement dated as of December 8, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Reinhold Industries, Inc. (the "Borrower"), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

         The undersigned hereby gives irrevocable notice, pursuant to Section
2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:

         (i) The requested borrowing date for the proposed borrowing (which is a Business Day) is
--------------, ----.

         (ii) The aggregate amount of the proposed borrowing is $______________.

         (iii) The type of Revolving Loans comprising the proposed borrowing are [Base Rate] [LIBOR] Loans.

         (iv) The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is ___________ months (which shall be two weeks (with respect to Revolving Loans only), 1, 2 or 3 months).

         The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

         The Borrower has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

                           REINHOLD INDUSTRIES, INC.


                           By:
                           --------------------------------------------------
                           Title:
                           -----------------------------------------------

                                    EXHIBIT F

                    FORM OF NOTICE OF CONVERSION/CONTINUATION


         To:    LaSalle Bank National Association, as Administrative Agent

         Please refer to the Amended and Restated Credit Agreement dated as of December 8, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Reinhold Industries, Inc. (the "Borrower"), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

         The undersigned hereby gives irrevocable notice, pursuant to Section
2.2.3 of the Credit Agreement, of its request to:

                  (a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];
                  [(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].

         The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

         The Borrower has caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

                               REINHOLD INDUSTRIES, INC.


                               By:
                               ------------------------------------------------
                               Title:
                               -----------------------------------------------

                                  Annex III - 1

                                    Annex III

                                    Schedules